Letter to Shareholders

Technology Development Progress Update

Date: 2/24/2010

To Our Valued Shareholders,

As part of our continuing effort to provide regular progress updates, we’re pleased this week to share progress related to engineering and design achievements necessary to complete our proprietary processing chambers.  These chambers will be used to produce the core CIGS solar power conversion portion of our solar cells. In addition, we have initiated a program focused on determining the best method for interconnection of our CIGS solar cells for eventual use in solar modules.

The development of our hybrid solution, which is a combination of high-speed material handling and systems management from the hard disk industry integrated with the processing techniques used to manufacture the CIGS solar cell, have required ongoing experiments, analyzing of results and fine-tune process adjustments. This is an incremental process where our designs benefit from both experimental success and lessons learned as we narrow the degree of variation and come closer to convergence into an integrated solution for our proprietary CIGS processing system.

We are pleased to announce that recent results from our prior efforts have allowed us to complete the engineering of a processing chamber design that converges separate operations into an integrated single chamber design, which will produce the CIGS solar energy absorber. This design is currently undergoing fabrication and once completed, our development efforts will enter an exciting new stage as we move closer towards commercialization of this new manufacturing technique. Our original plans envisioned these independent chambers, each with highly focused small area processing capabilities operating in unison and leveraging high-rate material management techniques to provide the kind of efficiencies necessary to produce millions of CIGS solar cells annually.

In addition to the development efforts outlined above, we have begun working to develop and complete other aspects critical to the CIGS solar cell manufacturing process. In our last letter, we discussed how we had begun working on the electrical current collection grid that is printed on the solar cell.  This is very similar to the process and appearance of silicon-based solar cells, which employ a thin, conductive collection grid on the surface of the solar cell. While our product has similar dimensions and appearances to silicon, it will require a different interconnection process – a step that ensures the electricity from each individual solar cell is collected and passed on for use.  As such, we’ve begun working to select, test and eventually finalize a suitable interconnection process that will allow multiple individual CIGS solar cells to work together to create a solar module.  This is an important part of our business plan that will not only allow us to offer a turnkey solution to silicon users looking for PV replacements but will provide a seamless experience during the replacement process.

An interesting point to note is that the silicon industry has begun to explore new techniques as well for the interconnection of silicon solar cells.  These new techniques may one day mirror those we determine suitable for XsunX’s needs.

We look forward to reporting back to you on our progress.  As always, if you have any questions in the meantime, please contact our Investor Relations desk at investors@xsunx.com or (888) 797-4527.

Sincerely,

Tom Djokovich, CEO

Safe Harbor Statement: Matters discussed in this shareholder news letter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this shareholder news letter, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.